SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Mutual Funds Trust (on behalf of Eaton Vance Short Duration Strategic Income Fund) (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement no.:

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Eaton Vance Funds

Level I Machine Script

Hello.

I am calling on behalf of your investment in the Eaton Vance Multi-Strategy Absolute Return Fund.

The Special Meeting of Shareholders is scheduled to take place on October 12, 2018. All shareholders are being asked to consider a merger. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-888-628-1041 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

FUND PROXY FACT SHEET FOR:

EATON VANCE FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	JULY 19, 2018	PRINCIPAL OFFICE OF EATON VANCE
Mail Date	AUGUST 6, 2018	TWO INTERNATIONAL PLACE
Meeting Date	OCTOBER 12, 2018 @ 2:00 PM (ET)	BOSTON, MASSACHUSETTS 02110
ADDITIONAL INFORMATION		CONTACT INFORMATION
CUSIP	SEE PAGE 4	Inbound Line	1-888-628-1041
Ticker	SEE PAGE 4	Website	www.eatonvance.com

What are Shareholders being asked to vote on?

1.	To approve the Agreement and Plan of Reorganization to reorganize Eaton Vance Multi -Strategy Absolute Return Fund, a series of Eaton Vance Mutual Funds Trust (the “Trust”) into Eaton Vance Short Duration Strategic Income Fund, a series of the Trust;

BOARD OF TRUSTEES RECOMMENDATION – FOR

Proposal 1: To approve the Agreement and Plan of Reorganization to reorganize Eaton Vance Multi -Strategy Absolute Return Fund (“MSAR Fund”), a series of Eaton Vance Mutual Funds Trust (the “Trust”) into Eaton Vance Short Duration Strategic Income Fund (“Strategic Fund”), a series of the Trust, as described in the accompanying Proxy Statement/Prospectus;

What is happening?

The Board has approved the Plan of Reorganization, which provides for the transfer of substantially all of the assets of “MSAR Fund” to “Strategic Fund” in exchange for the issuance of Strategic Fund shares and the assumption of substantially all of MSAR Fund’s liabilities by Strategic Fund at a closing to be held as soon as practicable following approval of the Reorganization by shareholders of MSAR Fund at the Special Meeting.

How will the Reorganization affect my shares?

As a result of the Reorganization, holders of Class A, Class C and Class I shares of MSAR Fund would receive shares of the corresponding classes of Strategic Fund. After the Reorganization, each former MSAR Fund shareholder will own shares of Strategic Fund equal to the aggregate value of his or her shares of MSAR Fund immediately prior to the Reorganization.

Because shares of Strategic Fund will be issued at the NAV per share in exchange for the assets of MSAR Fund net of the liabilities of MSAR Fund assumed by Strategic Fund, the NAV of Strategic Fund will be unchanged as a result of the Reorganization. Thus, the Reorganization will not result in any NAV dilution to shareholders.

How does the Reorganization benefit shareholders ?

As a shareholder of MSAR Fund, it is expected that you would benefit from the Reorganization because you would become shareholders of a larger Combined Fund that is expected to have a lower total expense ratio after the Reorganization than that of MSAR Fund, and it would continue to seek total return and to utilize a flexible investment strategy providing exposure to a variety of securities and other investments through a “fund of funds” approach.

How do the investment objectives and policies of the Funds compare?

Each Fund’s investment objective is to seek total return. Total return is defined by the Funds as income plus capital appreciation. The principal investment strategies and risks of each Fund and their fundamental and non-fundamental investment restrictions are similar, but not identical. Following the Reorganization, the Combined Fund will have the same investment objective, strategies and fundamental and non-fundamental investment restrictions as Strategic Fund. The principal differences between the Funds’ investment strategies are described below:

o	MSAR Fund is a diversified fund under the 1940 Act, while Strategic Fund is a non-diversified fund. A non-diversified fund may invest a greater percentage of its assets in the securities of a single issuer than a “diversified” fund.
o	MSAR Fund employs an “absolute return” investment approach, benchmarking itself to an index of cash instruments, rather than a stock or bond market index, and seeks to achieve returns that exceed those of its benchmark and are largely independent of broad movements in stocks and bonds. Eaton Vance seeks to invest in sectors of the market that it believes offers the best risk adjusted returns and intends to manage the targeted volatility of MSAR Fund. In managing Strategic Fund, Eaton Vance adjusts investments based on its macroeconomic views and analysis in an effort to take advantage of differences among investment sectors. Eaton Vance considers the relative risk/return characteristics of prospective investments (whether securities, currencies, derivatives, commodities or other instruments) in determining the most efficient means for achieving desired exposures.
o	MSAR Fund’s benchmark is the ICE BofAML [Intercontinental Exchange Bank of America Merrill Lynch] 3-Month U.S. Treasury Bill Index. Strategic Fund’s benchmark is the Bloomberg Barclays U.S. Aggregate Bond Index.
o	Strategic Fund may invest up to 20% of its net assets in equity securities and may invest up to 10% of its net assets in municipal securities. MSAR Fund may invest in equity securities or municipal securities without limit.
o	MSAR Fund targets a volatility ranging between approximately 2.0% and 6.5% annually. Strategic Fund does not have a stated target volatility. MSAR Fund and Strategic Fund’s 1-year absolute volatility as of April 30, 2018 was 0.64% and 1.54%, respectively.
o	Strategic Fund’s average duration may not exceed 3.5 years. MSAR Fund targets a portfolio duration of -5 years to 5 years. As of April 30, 2018, Strategic Fund’s average duration was 0.72 years. As of April 30, 2018, MSAR’s average duration was 0.71 years.

o	Strategic Fund is required to maintain an average credit rating of at least investment grade. MSAR Fund is not required to maintain an average credit rating.

How does the investment performance of the Funds compare?

Strategic Fund launched on November 26, 1990. MSAR Fund launched on December 7, 2004. Strategic Fund outperformed MSAR Fund for each of the one-, three-, five- and ten-year periods ended April 30, 2018, respectively.

Are the Funds managed by the same Adviser?

The Combined Fund, like MSAR Fund and Strategic Fund, will be managed by Eaton Vance Management, and that the Combined Fund will have the same service providers as both MSAR Fund and Strategic Fund.

How do the total annual fees and expenses of the Funds compare?

As described below, Strategic Fund has lower Total Annual Fund Operating Expenses than MSAR Fund. Also, the Combined Fund is expected to have lower Total Annual Fund Operating Expenses than MSAR Fund. Because each Fund operates as a fund of funds, each Fund indirectly bears its proportionate share of “acquired fund fees and expenses,” or the fees and expenses of the underlying funds in which it invests.

Total Annual Fund Operating Expenses of the Combined Fund are estimated to be 0.32% lower than MSAR Fund’s Total Annual Fund Operating Expenses. The Total Annual Fund Operating Expenses of MSAR Fund’s Class A, Class C and Class I shares are currently 1.41%, 2.16% and 1.16%, respectively, whereas the Total Annual Fund Operating Expenses of the Combined Fund’s Class A, Class C and Class I Shares are expected to be 1.09%, 1.84% and 0.84%, respectively.

Additionally, following the Reorganization, the acquired fund fees and expenses as well as the other (i.e., non-management, nondistribution and service) expenses borne by the Combined Fund, which are estimated to be 0.75% and 0.09%, respectively, are expected to be lower than those currently borne by MSAR Fund, which are 0.92% and 0.24%, respectively for the period ended April 30, 2018.

Will shareholders incur sales loads or contingent deferred sales charges (CDSC) on Strategic fund shares received in the Reorganization?

You will not be charged any sales charges, commissions, or transactions fees in the Reorganization.

When is the Reorganization expected to occur?

The Reorganization will take place following shareholder approval of the Reorganization, and is expected to close on or about October 19, 2018, if approval is obtained at the shareholder meeting to be held October 12, 2018.

What are the U.S. federal tax consequences of the Reorganization?

The Reorganization is expected to be a tax-free reorganization for federal income tax purposes.

What will happen if the Reorganization is not approved?

If the Reorganization is not approved by shareholders, the Board will consider what other actions, if any, may be taken with respect to MSAR Fund.

Who is paying the costs of the Reorganization?

It is anticipated that MSAR Fund will bear the costs of the Reorganization, including legal, printing, mailing and solicitation costs.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: http://www.eatonvance.com/funddocuments.

AST Fund Solutions is mentioned on pages 6 and 26 of the proxy statement.

NAME OF FUND	CLASS	TICKER	CUSIP
Eaton Vance Multi-Strategy Absolute Return Fund	A	EADDX	277923504
Eaton Vance Multi-Strategy Absolute Return Fund	C	ECDDX	936793769
Eaton Vance Multi-Strategy Absolute Return Fund	I	EIDDX	277923496

Eaton Vance Funds

Level I Call Guide

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in the Eaton Vance Multi-Strategy Absolute Return Fund. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on October 12, 2018.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Eaton Vance Multi-Strategy Absolute Return Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)